This preliminary prospectus supplement relates to an effective registration statement filed with the Securities and Exchange Commission, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein, and are not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.
 Filed Pursuant To Rule 424(b)(5)
 Registration No. 333-262240
Subject to Completion, dated January 19, 2022
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 19, 2022)
4,300,000 Shares
Enviva Inc.
Common Stock

We are offering 4,300,000 shares of our common stock.
Our common stock trades on the NYSE under the symbol “EVA.” The last reported trading price of our common stock on January 18, 2022 was $73.08 per share.
A large global investor has provided us an indication of interest in purchasing, directly or through one or more affiliates, up to $160 million of our shares of common stock offered hereby, at the same price as the price to the public. The number of our shares of common stock available for sale to the general public will be reduced to the extent such large global investor purchases such shares of common stock. Such large global investor has provided an indication of interest only and is not obligated to purchase any of our shares of common stock in this offering. See “Underwriting” beginning on page S-15.
Investing in our common stock involves risks. See “Risk Factors” on page S-9 of this prospectus supplement and on page 6 of the accompanying base prospectus.
	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Us, Before Expenses
Per Share	$	$	$
Total(2)	$	$	$

(1)
We have also agreed to reimburse the underwriters for certain of their expenses in connection with this offering. See “Underwriting.”

(2)
Assumes no exercise of the underwriters’ option to purchase additional shares.

We have granted the underwriters an option to purchase up to an additional 645,000 shares of common stock from us at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.
The shares are expected to be ready for delivery on or about                 , 2022.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Joint Book-Running Managers
Goldman Sachs & Co. LLC	Citigroup	J.P. Morgan
Barclays	BMO Capital Markets	HSBC	RBC Capital Markets	Truist Securities
Co-Managers
Raymond James	Loop Capital Markets	U.S. Capital Advisors

Prospectus Supplement dated January  , 2022

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of common stock. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information about the common stock offering varies between this prospectus supplement and the accompanying base prospectus, the information in this prospectus supplement will control.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Information Incorporated by Reference.”
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us or on our behalf relating to this offering of our common stock. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where such offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the applicable document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.
In making an investment decision, prospective investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. Neither we nor any of our representatives is making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock.
The information in this prospectus supplement is not complete. You should review carefully all of the detailed information appearing in this prospectus supplement, the accompanying base prospectus and the documents we have incorporated by reference before making any investment decision.
INFORMATION REGARDING THE CONVERSION
On December 31, 2021, Enviva Partners, LP (the “Partnership”) converted from a Delaware limited partnership to a Delaware corporation (the “Conversion”) named “Enviva Inc.” (the “Company”) and the issuer hereunder pursuant to a Plan of Conversion and the filing of a Certificate of Conversion and a Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware. Upon the consummation of the Conversion, each common unit representing a limited partner interest in the Partnership issued and outstanding immediately prior to the Conversion was exchanged for one share of common stock of the Company, par value $0.001 per share.
The prospectus incorporates by reference all documents filed by the Partnership under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all documents filed by the Company under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. All documents filed by the Partnership under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before the effective time of the Conversion and incorporated by reference in this prospectus will not reflect the change in our name, type of legal entity, capital stock, or U.S. federal income tax classification, among other things. With respect to such information, or any other information contained or incorporated

S-ii

by reference in this prospectus that is modified by information subsequently incorporated by reference in this prospectus, the statement or information previously contained or incorporated by reference in this prospectus shall also be deemed modified or superseded to (i) reflect changes as a result of the Conversion to our name, type of legal entity, capital stock, U.S. federal income tax classification, or otherwise or (ii) delete such statement or information to the extent it is no longer applicable at the time of incorporation as a direct or indirect result of the Conversion.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include those described under the “Risk Factors” section of this prospectus supplement and those set forth in any documents incorporated by reference into this prospectus supplement, and the following factors, among others:
•
the volume and quality of products that we are able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at our wood pellet production plants or deep water marine terminals;

•
the prices at which we are able to sell our products;

•
our ability to successfully negotiate, complete and integrate acquisitions, including the associated contracts, or to realize the anticipated benefits of such acquisitions;

•
failure of our customers, vendors, and shipping partners to pay or perform their contractual obligations to us;

•
our inability to successfully execute our project development, expansion, and construction activities on time and within budget;

•
the creditworthiness of our contract counterparties;

•
the amount of low-cost wood fiber that we are able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by our suppliers;

•
changes in the price and availability of natural gas, coal, or other sources of energy;

•
changes in prevailing economic and market conditions;

•
unanticipated ground, grade, or water conditions;

•
inclement or hazardous environmental conditions, including extreme precipitation, temperatures, and flooding;

•
fires, explosions, or other accidents;

•
changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry or power, heat or combined heat and power generators;

•
changes in domestic and foreign tax laws and regulations affecting the taxation of our business and investors;

•
changes in the regulatory treatment of biomass in core and emerging markets;

•
our inability to acquire or maintain necessary permits or rights for our production, transportation, or terminalling operations;

•
changes in the price and availability of transportation;

S-iv

•
changes in the foreign currency exchange or interest rates, and the failure of our hedging arrangements to effectively reduce our exposure to the risks related thereto;

•
risks related to our indebtedness, including the levels and maturity date of such indebtedness;

•
our failure to maintain effective quality control systems at our wood pellet production plants and deep water marine terminals, which could lead to the rejection of our products by our customers;

•
changes in the quality specifications for our products that are required by our customers;

•
labor disputes, unionization, or similar collective actions;

•
our inability to hire, train, or retain qualified personnel to manage and operate our business and newly acquired assets;

•
the possibility of cyber and malware attacks;

•
our inability to borrow funds and access capital markets;

•
viral contagions or pandemic diseases, such as COVID-19;

•
the Company’s operating and financial performance and prospects and the trading price of our common stock;

•
the Company’s dividend policy and the level of any dividends declared by the Company;

•
quarterly variations in the rate of growth of the Company’s financial indicators, such as net income and revenues;

•
changes in estimates of the Company’s revenue or earnings or publication of research reports relating to the Company by analysts;

•
speculation by the press or investment community relating to the Company;

•
purchases or sales of our common stock by our stockholders;

•
changes in accounting standards, policies, guidance, interpretations, or principles; and

•
domestic and international economic, legal and regulatory factors related to the Company’s performance.

Please read the risks and other cautionary statements described in our Annual Report on Form 10-K for the year ended December 31, 2020 and Form 10-Q for the quarter ended September 30, 2021, each as filed with the U.S. Securities and Exchange Commission (“SEC”), and our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on November 22, 2021, and the risk factors included herein. All forward-looking statements in this prospectus supplement are expressly qualified in their entirety by the foregoing cautionary statements.
Readers are cautioned not to place undue reliance on forward-looking statements and we undertake no obligation to update or revise any such statements after the date they are made, whether as a result of new information, future events, or otherwise.

S-v

SUMMARY
This summary highlights information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference for a more complete understanding of this offering of our common stock. Please read “Risk Factors” on page S-9 of this prospectus supplement and on page 6 of the accompanying base prospectus for more information regarding risks you should consider before investing in our common stock.
Throughout this prospectus supplement, when we use the terms “Enviva,” “we,” “our,” “us,” or “the Company,” we are referring to Enviva Inc. in its individual capacity or collectively with its subsidiaries, as the context requires. Unless we indicate otherwise, the information presented in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares.
Our Business
Enviva Inc. constructs and develops fully contracted wood pellet production plants where it aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets. Enviva sells a significant majority of its wood pellets through long-term, take-or-pay off-take contracts with creditworthy customers in the United Kingdom, the European Union, and Japan. Enviva owns and operates 10 plants with a combined production capacity of approximately 6.2 million metric tons per year in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi. In addition, Enviva exports wood pellets through its marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida, and has approximately 11.0 million metric tons per year (“MTPY”) of terminaling capacity at such terminals.
As of October 1, 2021, Enviva had approximately $21 billion of product sales backlog for firm contracted product sales pursuant to its long-term off-take contracts that represent signed, binding bi-lateral agreements between Enviva and each counterparty. The total weighted-average remaining term of the contracts in Enviva’s contracted revenue backlog is 14.5 years as of October 1, 2021, and all of Enviva’s current production is fully contracted through 2025. Enviva’s backlog is complemented by a customer sales pipeline of approximately $40 billion of long-term off-take opportunities in its traditional markets and emerging industrial segments across the globe as of January 1, 2022. This customer sales pipeline consists of identified potential customer contracts, including recently signed exclusive memoranda of understanding, which Enviva expects to convert into binding agreements over the next 12 months. Enviva has plans to expand its existing capacity over the next five years through expansion projects at its current facilities and construction of new production facilities that, if completed, would approximately double its current production capacity to approximately 13.0 million MTPY.
For additional information about the Company, please read the documents listed under “Information Incorporated by Reference.”
Corporate Conversion
On December 31, 2021, Enviva Partners, LP (the “Partnership”) converted from a Delaware limited partnership to a Delaware corporation (the “Conversion”) named “Enviva Inc.” pursuant to a Plan of Conversion and the filing of a Certificate of Conversion and a Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware. Upon the consummation of the Conversion, each common unit representing a limited partner interest in the Partnership issued and outstanding immediately prior to the Conversion was converted into one share of common stock of the Company, par value $0.001 per share.
Because the Conversion became effective on December 31, 2021, 2021 and prior period amounts in the accompanying Consolidated Financial Statements as of December 31, 2020 and for the years ended December 31, 2019 and 2018 reflect Enviva as a limited partnership and not as a corporation. In this report, references to “Enviva,” the “Company,” “we,” “us,” or “our” refer to (i) Enviva Inc. and its subsidiaries for periods following the Conversion and (ii) Enviva Partners, LP and its subsidiaries for periods prior to the Conversion, in each case, except where the context otherwise requires. References to common units for periods prior to the Conversion refer to common units of Enviva Partners, LP, and references to common stock for periods following the Conversion refer to shares of common stock of Enviva Inc. As a result of the Conversion, the primary financial impact to the Consolidated Financial Statements contained herein consisted of (i) reclassification of partnership equity accounts to equity accounts reflective of a corporation and (ii) income tax effects.
Prior to the Conversion, on October 14, 2021, the Partnership entered into an Agreement and Plan of Merger (the “Drop Merger Agreement”), by and among the Partnership, Enviva Holdings, LP (“Holdings”), Enviva Partners Merger Sub, LLC (“Merger Sub”), and the limited partners of Holdings (the “Holdings Limited Partners”) set forth in the Drop Merger Agreement. Pursuant to the terms of the Drop Merger Agreement, (a) the Company acquired (i) all of the limited partner interests in Holdings and (ii) all of the limited liability company interests in Enviva Holdings GP, LLC, a Delaware limited liability company and the general partner of Holdings, and (b) the incentive distribution rights directly held by Enviva MLP Holdco, LLC, a Delaware limited liability company and wholly owned subsidiary of Holdings, were cancelled and eliminated (collectively, the “Drop Merger”). As a result of the transactions contemplated by the Drop Merger Agreement, the Company acquired certain assets under development, as well as off-take contracts for plants in varying stages of negotiation. The Drop Merger closed on October 14, 2021.
Preliminary 2021 Results
On January 19, 2022, the Company issued preliminary results for full-year 2021 (the “Recast Presentation”). The Recast Presentation reflects the consolidated performance of Enviva and Enviva Holdings, LP (“Holdings”) as if Enviva had bought Holdings at inception instead of October 14, 2021, the closing date of the purchase. We refer to the purchase as the “GP Buy-In”. The Company estimates net income (loss) to be in the range of $(156.0) million to $(151.0) million and adjusted EBITDA to be in the range of $115.0 million to $120.0 million and distributable cash flow in the range of $45.0 million to $50.0 million.
We are also presenting preliminary results for 2021 that combine (i) the actual performance of Enviva through October 14, 2021, the closing date of the GP Buy-In, and (ii) our expected performance on a consolidated basis, inclusive of the assets and operations acquired as part of the GP Buy-In, from the closing date through the balance of the year ending December 31, 2021 (the “Non-Recast Presentation”). The Company’s preliminary results on this basis for full-year 2021 resulted in net income (loss) in the range of $(24.0) million to $(19.0) million, adjusted EBITDA in the range of $225.0 million to $230.0 million and distributable cash flow in the range of $167.0 million to $172.0 million. We believe the Non-Recast Presentation provides investors with relevant information to evaluate the Company’s financial and operating performance because it reflects Enviva’s actual and historically reported performance on a stand-alone basis through the closing date of the GP Buy-In and expected performance on a consolidated basis from the closing date until year-end.
The Non-Recast Presentation does not reflect the recast of our historical results required under GAAP due to the GP Buy-In and are accordingly Non-GAAP measures. We will recast our results to reflect the acquisition of our former sponsor for the three-year period beginning January 1, 2019, even though the acquisition closed on October 14, 2021, when we announce our financial results for the year ended December 31, 2021.
We define adjusted EBITDA as net income (loss) excluding depreciation and amortization, interest expense, income tax expense (benefit), early retirement of debt obligation, non-cash equity-based compensation expense, gain/loss on disposal of assets, changes in unrealized derivative instruments related to hedged items included in gross margin and other income and expense, and acquisition and integration costs and other, adjusting for the effect of Commercial Services, and including MSA Fee Waivers and support payments. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks, and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure.

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash income tax expenses, and interest expense net of amortization of debt issuance costs, debt premium, original issue discounts, and the impact from incremental borrowings related to the Chesapeake Incident and Hurricane Events. We use distributable cash flow as a performance metric to compare our cash-generating performance from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our equityholders. We do not rely on distributable cash flow as a liquidity measure.
The following table presents a reconciliation of estimated adjusted EBITDA and distributable cash flow to estimated net income (loss) of the Company for the year ended December 31, 2021, on a recast basis and non-recast basis:
	Recast Presentation	Adjustments	Non-Recast Presentation
		(in millions)
Estimated net loss	$(156.0) – (151.0)	$137.0 – 127.0	$(24.0) – (19.0)
Add:
Depreciation and amortization	92.0	(3.0)	89.0
Interest expense	60.0	(15.0)	45.0
Income tax benefit	(4.0)	4.0	—
Non-cash equity-based compensation expense	49.0	(33.0)	16.0
Early retirement of debt obligation	9.0	(9.0)	—
Loss on disposal of assets	10.0	—	10.0
Changes in unrealized derivative instruments	(3.0)	—	(3.0)
MSA Fee Waivers and support payments	28.0	34.0	62.0
Acquisition and integration costs and other	30.0	—	30.0
Estimated adjusted EBITDA	$115.0 – 120.0	$115.0 – 105.0	$225.0 – 230.0
Less:
Interest expense, net of amortization of debt issuance costs, debt premium, and original issue discount	$56.0	$(12.0)	$44.0
Cash income tax expense	—	—	—
Maintenance capital expenditures	14.0	—	14.0
Estimated distributable cash flow	$45.0 – 50.0	$127.0 – 117.0	$167.0 – 172.0
The preliminary estimates provided above are derived from our internal records and are based on the most current information available to management. Our normal reporting processes with respect to the foregoing preliminary estimates have not been fully completed and, during the course of our review process on these preliminary estimates, we could identify items that would require us to make adjustments that could affect our final results for the full-year 2021. Any such adjustments could be material. These estimates are also subject to numerous business, economic, competitive, financial, and regulatory risks, including the risks described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in the other documents incorporated herein by reference. To the extent any of these factors changes adversely, we may not be able to achieve these results. Please see “Risk Factors — Our actual operating results may differ significantly from our estimates” for a further discussion.
The preliminary financial data included in this prospectus supplement have been prepared by and are the responsibility of our management. Ernst & Young LLP has not compiled, reviewed, examined, performed any other assurance procedures, or expressed any form of assurance with respect to the preliminary financial data included in this prospectus supplement. The reports of Ernst & Young LLP incorporated by reference in this prospectus supplement relates to the Company’s historical audited financial statements and does not extend to the unaudited preliminary financial data and should not be read to do so.
Recent Developments; Company and Industry Highlights
Recent Developments
On January 19, 2022, Enviva announced its first memorandum of understanding with a U.S.-based company to co-develop a supply chain strategy for a refinery that the company is evaluating for construction. The refinery would produce advanced, low-carbon transportation fuels, including sustainable aviation fuels. Enviva is evaluating plans to build one or more wood pellet production facilities in California to both mitigate devastating wildfire risk in Western states and address the negative effects of climate change globally. The memorandum of understanding represents not only the second industrial agreement Enviva has recently signed, but also the second related to sustainable aviation fuels, which underscores the demand momentum for low-carbon transportation fuels.
In addition, Enviva recently announced:
•
A first shipment to Germany serving emerging industrial and other adjacent use cases;

•
A five million MTPY memorandum of understanding signed with Tokyo-based utility J-Power to co-develop a global supply chain equivalent to 80% of Enviva’s current annual production capacity; and

•
In connection with its plan to double production capacity over the next five years, Enviva expects to move forward with plans for a third plant in the Pascagoula cluster, as well as additional plants around the Savannah and mid-Atlantic regions with capability to build and commission two plants per year, up from one plant per year currently.

Enviva also recently finalized a Green Finance Framework and received independent affirmation from S&P Global confirming the Green Finance Framework’s alignment with the green bond and green loan principles.
Company Highlights
Organic Growth Plan
Based on current information and assuming plant capacity of 1.1 million MTPY and a 300,000 MTPY expansion at the Lucedale plant, Enviva plans to expand its existing capacity over the next five years through the following expansion projects:

Financial Framework
In addition, Enviva maintains a financial framework underpinned by:
•
A long-term target of 1.5x or greater dividend coverage;

•
A fully contracted business with only approximately 20% net debt to total capitalization; and

•
A targeted leverage ratio of 3.5 – 4.0x, based on its credit agreement.

Net Zero Promise
In connection with its Net Zero Promise, Enviva entered into an agreement with GreenGasUSA to decarbonize its Scope 1 emissions. Enviva plans to accomplish this by improving energy efficiency and adopting innovative and improved lower-emission processes. Enviva joined the Renewable Energy Buyers Alliance, a business consortium committed to large-scale purchases of clean renewable energy. Enviva is also evaluating solar installations at multiple plants and signed an agreement with Mitsui O.S.K. Lines to develop and deploy an environmentally friendly bulk carrier to reduce GHG emissions in the transport of its sustainable wood pellets.
Industry Highlights
Utilities and power generators around the world use Enviva’s wood pellets to displace coal and other fossil fuels, turning their conventional energy assets into renewable energy solutions to enable large-scale decarbonization of power and heat generation. As shown below, coal consumption in key markets is declining, while wood pellet consumption is increasing, and the forest inventory in Enviva’s sourcing regions has grown.

(1)
Eurostat. Inland coal consumption in key European countries that Enviva serves.

(2)
Industrial wood pellet demand for Belgium, Denmark, Netherlands and United Kingdom. Hawkins Wright: The Outlook for Wood Pellets — Demand, Supply, Costs and Prices; Third Quarter 2021.

(3)
USDA Forest Service, Forest Inventory and Analysis Program. Enviva’s primary sourcing regions consist of the Chesapeake (NC, VA); Wilmington (NC, SC, GA); and Gulf (AL, FL, GA, MS) regions.

In addition, Enviva estimates that, through the third quarter of 2021, wood pellets it supplied effectively displaced 23 million metric tons of coal. Enviva further estimates that its existing contracts, running from the third quarter of 2021 through 2045, could displace as much as an incremental 94 million metric tons of coal.
There also continues to be significant growth in international demand for wood pellets as a preferred fuel source and renewable alternative to fossil fuels for district heating loops, heating homes and commercial buildings, and the production of process heat at industrial sites. The International Energy Agency (“IEA”) published a report titled “Net Zero by 2050 Roadmap” that highlights the pivotal role to be played by biomass in achieving the target. The IEA foresees modern bioenergy (of which solid biomass is a subset) meeting almost 20% of total global energy supply by 2050, with solid bioenergy (of which woody biomass is a subset) growing to the equivalent of 14% of total global energy supply. In the electricity sector alone, the IEA anticipates solid biomass to contribute 5% of total global power generation. In the IEA’s World Energy Outlook 2021 Report, biojet fuel is expected to account for approximately 15% and approximately 40% of total aviation fuel in 2030 and 2050, respectively, in the Net Zero Emissions by 2050 scenario outlined by the IEA.

Sources of Wood Pellet Demand (Million MTPY)
Power/Heat (including BECCS)
UK[1]
9
10
13
2020
2025E
2030E
EUROPE[1]
16
18
22
2020
2025E
2030E
JAPAN[1]
2
9
9
2020
2025E
2030E
TAIWAN[1]
0
1
4
2020
2025E
2030E
2030 Estimated Global Wood Pellet Demand – By Country[2]
20%
18%
15%
15%
14%
7%
4%
6%
Germany
UK
Japan
Poland
South Korea
Taiwan
Denmark
Other

(1)
Hawkins Wright: The Outlook for Wood Pellets — Demand, Supply, Costs and Prices; 2nd Quarter 2021, and company estimates.

(2)
Fastmarkets RISI: Global Pellet Demand Outlook: Special Market Analysis Study 2021 and company analysis.

In addition, based on Enviva’s current firm contracted backlog, Enviva expects to achieve a 50/50 mix of European to Japanese customers by 2025, comprised of approximately 40 customers and generating revenues of approximately $2.0 billion. In addition, the “Fastmarkets RISI: Global Pellet Demand Outlook: Special Market Analysis Study 2021” estimates that Europe and Asia, which are Enviva’s primary current markets, will each constitute one third of global wood pellet consumption, and commercial and industrial uses (as opposed to power generation) will constitute one third of global wood pellet usage. Management believes that emerging industrial decarbonization opportunities will further accelerate Enviva’s growth profile in applications ranging from green steel to sustainable aviation fuel.
In addition, the forest inventory in Enviva’s sourcing regions continues to grow. Over 1 million private landowners in the U.S. Southeast own forest land, with only a few existing buyers (like Enviva) of low-grade fiber. Low-grade fiber only cost-effectively travels approximately 75 miles and there are approximately 1.5 million tons of annual facility demand within a 75-mile radius of Enviva’s Northampton plant. Between 2011 and 2020, cumulative forest inventory in Enviva’s sourcing regions increased by more than 415 million acres.
Based on wood supplied to Enviva’s production plants from January 2021 through June 2021, the sources of Enviva’s wood was (i) 35% pine forests with hardwood understory, (ii) 26% mix pine and hardwood forests, (iii) 17% pine forests, (iv) 17% mill and industry residues, (v) 3% other hardwood forests, (vi) 2% bottomland hardwood forests, and (vii) less than 1% aboricultural sources.
Principal Offices of Enviva Inc.
Our principal executive offices are located at 7272 Wisconsin Ave, Suite 1800, Bethesda, Maryland 20814, and our telephone number is (301) 657-5560. Our website is http://www.envivabiomass.com. Our periodic reports and other information filed with or furnished to the SEC are available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

THE OFFERING
Shares of common stock offered by us
4,300,000 shares (4,945,000 shares if the option to purchase additional shares is exercised in full).
Shares to be outstanding after this offering
65,437,744 shares (66,082,744 shares if the option to purchase additional shares is exercised in full).
Option to purchase additional shares
We have granted the underwriters an option to purchase up to an additional 645,000 shares of our common stock within 30 days of the date of the underwriting agreement.
Use of Proceeds
We estimate that, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, we will receive net proceeds from this offering of approximately $      , or $       if the option to purchase additional shares of common stock is exercised in full. We intend to use the net proceeds from this offering for general corporate purposes, including a portion of our capital expenditures related to ongoing development projects, and the temporary repayment of debt. See “Use of Proceeds.”
Exchange Listing
Our common stock is traded on the NYSE under the symbol “EVA.”
Risk Factors
You should read “Risk Factors” on page S- 9 of this prospectus supplement and on page 6 of the accompanying base prospectus and the risk factors described in the documents incorporated herein by reference and the other cautionary statements contained in this prospectus supplement, to ensure you understand the risks associated with an investment in our common stock.
Material U.S. federal income tax considerations to non-U.S. holders
For a discussion of certain material U.S. federal income tax considerations that may be relevant to prospective holders of our common stock who are not individual citizens or residents of the United States, please read “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” on page 11 of the accompanying base prospectus.

RISK FACTORS
An investment in our common stock involves a significant degree of risk. Before making an investment in the common stock offered hereby, you should carefully consider the risk factors described below, the risk factors included under the caption “Risk Factors” beginning on page 6 of the accompanying base prospectus and the risk factors incorporated by reference into this prospectus supplement, including those in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, our Current Report on Form 8-K filed on October 15, 2021, and our Definitive Proxy Statement filed on November 22, 2021. If any of these risks were to actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.
The price of our common stock in this offering may not be indicative of the market price of our common stock after this offering and may fluctuate significantly.
The market price of our common stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our common stock, you could lose a substantial part or all of your investment in our common stock. The price of our common stock in this offering will be negotiated between us and the underwriters and may not be indicative of the market price of our common stock after this offering. Consequently, you may not be able to sell shares of our common stock at prices equal to or greater than the price paid by you in this offering.
The following factors, among others, could affect our stock price:
•
our operating and financial performance;

•
quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues, capital expenditures, production, and unit costs;

•
the public reaction to our press releases, our other public announcements, and our filings with the SEC;

•
strategic actions by our competitors;

•
changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

•
speculation in the press or investment community;

•
the failure of research analysts to cover our common stock;

•
sales of our common stock by us or other stockholders, or the perception that such sales may occur;

•
changes in accounting principles, policies, guidance, interpretations or standards;

•
additions or departures of key management personnel;

•
actions by our stockholders;

•
general market conditions;

•
domestic and international economic, legal, and regulatory factors unrelated to our performance; and

•
the realization of any risks described in this “Risk Factors” section or in the “Risk Factors” section in our most recent Form 10-K, subsequent Quarterly Reports on Form 10-Q, Definitive Proxy Statement filed on November 22, 2021, or Current Reports on Form 8-K.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. During the 52-week period immediately preceding the date of this prospectus supplement, the price of our equity securities as reported on the NYSE ranged from a high of $76.92 to a low of $44.40 per unit or share. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.
Our certificate of incorporation and our bylaws, as well as Delaware law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our common stock.
Our certificate of incorporation authorizes our board of directors to issue preferred stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire us. In addition, some provisions of our certificate of incorporation and our bylaws could make it more difficult for a third party to acquire control of us, even if the change of control could be beneficial to our stockholders, including provisions providing:
•
advance notice procedures with regard to stockholder nominations of candidates for election as directors or other stockholder proposals to be brought before meetings of stockholders, which may preclude stockholders from bringing certain matters before the stockholders at an annual or special meeting;

•
the board of directors the ability to authorize issuance of preferred stock in one or more series, which makes it possible for the board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company and which may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company;

•
that the authorized number of directors may be changed only by resolution of the board of directors;

•
that, subject to the rights of holders of any series of preferred stock to elect directors or fill vacancies in respect of such directors as specified in the related preferred stock designation, all vacancies, including newly created directorships, be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and will not be filled by stockholders;

•
that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, if any, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders;

•
that, subject to the rights of the holders of shares of any series of preferred stock, if any, to remove directors elected by such series of preferred stock pursuant to the certificate of incorporation (including any preferred stock designation thereunder), any director, or the entire board of directors, may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon;

•
that special meetings of stockholders may only be called by the chairman of the board of directors or the board of directors pursuant to a resolution adopted by a majority of the members of the board of directors;

•
that the provisions of the certificate of incorporation can only be amended or repealed by (a) the Company in the manner then prescribed by the laws of the State of Delaware or (b) the stockholders upon the affirmative vote of a majority of the outstanding stock entitled to vote thereon; and

•
that the Bylaws can be adopted, amended or repealed by (a) the board of directors or (b) the stockholders upon the affirmative vote of at least a majority of the votes cast affirmatively or negatively, present in person or by proxy and entitled to vote thereon, voting together as a single class.

Future sales of our common stock in the public market, or the perception that such sales may occur, could reduce our stock price, and any additional funds raised by us through the sale of equity or convertible securities may dilute your ownership in us.
We may sell additional shares of common stock or convertible securities in subsequent offerings. We cannot predict the size of future issuances of our common stock or securities convertible into common stock or the effect, if any, that future issuances and sales of shares of our common stock would have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock.
On January 3, 2022, we filed a registration statement with the SEC on Form S-8 providing for the registration of 3,500,000 shares of our common stock issued or reserved for issuance under our equity incentive plan.
On January 19, 2022, we filed an automatically effective registration statement with the SEC on Form S-3 providing for the continued registration of shares of our common stock, which shares are available for resale immediately in the public market without restriction, as well as the registration of additional shares of our common stock on behalf of certain security holders.
Our actual operating results may differ significantly from our estimates.
We have included in this prospectus supplement, including under “Summary — Preliminary 2021 Results,” preliminary results regarding our historical performance that represents our management’s estimates as of the date of this prospectus supplement. These preliminary results are based on estimates prepared by our management, and neither our independent auditor nor any other independent expert or outside party compiles or examines such estimates. Accordingly, no such person expresses any opinion or any other form of assurance with respect to the estimates.
Our preliminary results are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic, regulatory, and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which may change. The rapidly evolving market in which we operate may make it difficult to evaluate our current business and our future prospects, including our ability to plan for and model future growth, construction, or acquisitions. However, actual results may vary from our estimates and such variations may be material. Investors are urged to put our preliminary results in context and not to place undue reliance upon them.

USE OF PROCEEDS
We estimate that, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, we will receive approximately $      of net proceeds from this offering, or $      if the option to purchase additional shares of common stock from us is exercised in full. We intend to use the net proceeds from this offering for general corporate purposes, including a portion of our capital expenditures related to ongoing development projects, and the temporary repayment of debt. Any remaining portion of such capital expenditures will likely be funded through the incurrence of indebtedness or cash flows from operations.
As of December 31 , 2021, there was $466.0 million outstanding under our senior secured revolving credit facility, which matures in full on April 16, 2026. As of December 31, 2021, the weighted average interest rate on amounts borrowed under our senior secured revolving credit facility was approximately 2.5%. As of September 30, 2021, there was $344.5 million outstanding under our senior secured revolving credit facility, and the weighted average interest rate on amounts borrowed under our senior secured revolving credit facility was approximately 2.1%. Borrowings under the revolving credit facility bear interest, at our option, at either a Eurodollar rate or at a base rate, in each case, plus an applicable margin. The applicable margin will fluctuate between 1.50% per annum and 2.75% per annum, in the case of Eurodollar rate borrowings, or between 0.50% per annum and 1.75% per annum, in the case of base rate loans, in each case, based on our Total Leverage Ratio (as defined in the credit agreement governing our senior secured revolving credit facility) at such time, with 25 basis point increases or decreases for each 0.50 increase or decrease in our Total Leverage Ratio from 2.75:1:00 to 4.75:1:00.

CAPITALIZATION
The following table sets forth the Company’s cash and cash equivalents and capitalization as of September 30, 2021:
•
on an actual basis;

•
as adjusted to give effect to the Drop Merger and the Conversion (excluding transaction costs) as if such transactions had occurred on September 30, 2021;

•
as further adjusted to give effect to this offering (assuming no exercise of the option to purchase additional shares) as if it had occurred on September 30, 2021.

	Actual(1)	As Adjusted	As Further Adjusted
	(in thousands, except share data)
Cash and cash equivalents(2)	$11,792	$334,311		$334,311
Liabilities:
Total current liabilities	179,633	213,797		213,797
Long-term debt and finance lease obligations(3)	1,134,706	1,443,959
Long-term operating lease obligations	58,566	121,397		121,397
Deferred tax liabilities, net	13,157	21,344		21,344
Other long-term liabilities	26,105	37,062		37,062
Total liabilities	$1,412,167	$1,837,559	$
Partners’ capital/Stockholders’ equity:
Common unitholders – public	$555,450	$—		$—
Common unitholders – sponsor	1,060
General partner	(181,293)	—		—
Common stock, $0.001 par value, no shares authorized, issued or outstanding, actual; 600,000,000 shares authorized, 61,017,303 issued and outstanding, as adjusted; and 600,000,000 shares authorized and 65,317,303 shares issued and outstanding as further adjusted	—	61		65
Additional paid-in capital	—	374,380
Preferred stock, $0.001 par value, no shares authorized, issued or outstanding, actual; 100,000,000 shares authorized, none issued and outstanding, as adjusted; and 100,000,000 shares authorized, none issued and outstanding, as further adjusted	—	—		—
Accumulated other comprehensive income	1	1		1
Total partners’ capital/stockholders’ equity	375,218	374,442
Noncontrolling interests	(47,694)	(47,694)		(47,694)
Total Enviva Partners’ partner’s capital/Enviva Inc. stockholders’ equity	$327,524	$326,748	$
Total liabilities and partners’ capital/stockholders’ equity	$1,739,691	$2,164,307	$

(1)
Enviva Inc. was incorporated on December 31, 2021. The data in this table has been derived from the financial statements included in this prospectus supplement which pertain to the financial results of Enviva Partners, LP.

(2)
As of December 31, 2021, we had approximately $16.8 million in cash and cash equivalents.

(3)
As of December 31, 2021, we had we had $466.0 million of borrowings outstanding and $0.4 million of letters of credit outstanding, resulting in availability of $103.6 million under our revolving credit facility. Excludes unamortized discount, premium and debt issuance costs. In connection with the Drop Merger, in October 2021, Enviva Holdings, LP repaid approximately $320.0 million in outstanding debt, including principal and accrued interest, under its senior secured green term loan facility, using cash on hand. In December 2021, we increased the total revolving credit commitments under our revolving credit facility from $525.0 million to $570.0 million.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
For a discussion of certain material U.S. federal income tax considerations that may be relevant to prospective holders of our common stock who are not individual citizens or residents of the United States, please read “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” on page 11 of the accompanying base prospectus.

UNDERWRITING
We and the underwriters named below have entered into an underwriting agreement with respect to the shares of common stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities LLC are acting as the representatives of the underwriters.
Underwriters	Number of Shares
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Barclays Capital Inc.
BMO Capital Markets Corp.
HSBC Securities (USA) Inc.
RBC Capital Markets, LLC
Truist Securities, Inc.
Raymond James & Associates, Inc.
Loop Capital Markets LLC
USCA Securities LLC
Total
The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional 645,000 shares of common stock from the Company to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.
A large global investor has provided us an indication of interest in purchasing, directly or through one or more affiliates, up to $160 million of our shares of common stock offered hereby, at the same price as the price to the public. The number of our shares of common stock available for sale to the general public will be reduced to the extent such large global investor purchases such shares of common stock. Such large global investor has provided an indication of interest only and is not obligated to purchase any of our shares of common stock in this offering. The underwriters will receive the same discount on shares of common stock purchased by such large global investor as they will from any other shares of common stock sold to the public in this offering.
The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriters by the Company. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 645,000 additional shares of common stock.
	Per Share	Total Without Over- Allotment	With Over- Allotment
Underwriting discounts and commissions paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $      per share from the initial public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The Company, certain of our directors and officers, and certain holders of our common stock have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement (the “Lock-up Period”), except with the prior written consent of the representatives.
Subject to the following conditions and the terms and conditions set forth in a “lock-up” agreement with the underwriters (the “Lock-Up Agreement”), the foregoing paragraph will not apply to (a) transactions relating to common stock or other securities acquired in the open market after the completion of the offering, (b) bona fide gifts, sales or other dispositions of any class of the Company’s capital stock, in each case that are made exclusively between and among the parties to the Lock-Up Agreement (the “Lock-Up Parties”), their family or affiliates; provided that (i) the transferee/donee must agree to be bound by the terms of the Lock-Up Agreement to the same extent as if the transferee/donee were a party to the Lock-Up Agreement, (ii) each party (donor, donee, transferor or transferee) must not be required by law to make, and will agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (iii) notification is given to the underwriters at least two days prior to the proposed transfer or disposition, (c) the exercise of warrants or the exercise of options granted, or vesting or exercise of any other equity-based awards, in each case pursuant to the Company’s option/incentive plans or otherwise outstanding on the date of the Lock-Up Agreement; provided, that the restrictions shall apply to common stock issued upon such exercise or conversion, (d) distributions of shares of common stock (or any security convertible into common stock) to limited partners, members, or stockholders of the Lock-Up Parties or transfers to any investment fund or other entity controlling, controlled by or under common control with, or managed by the Lock-Up Parties; (e) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of common stock or securities convertible into, or exchangeable or exercisable for, common stock, will be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period; provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, (f) any demands or requests for, any exercise of any right with respect to, or the taking of any action in preparation of, the registration by the Company under the Securities Act of the Lock-Up Parties’ shares of common stock; provided that no transfer of the Lock-Up Parties’ shares of common stock registered pursuant to the exercise of any such right and no registration statement will be filed under the Securities Act with respect to any of the Lock-Up Parties’ shares of common stock during the Lock-Up Period, and (g) transfer by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of immediate family; provided that, for any transfers pursuant to clauses (d) and (g), (i)each donee/distributee must sign and deliver a lock-up agreement substantially in the form of the Lock-Up Agreement for the balance of the Lock-Up Period and (ii) each party (donor, donee, transferor or transferee) must not be required by law to make, and will agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, but if a filing is otherwise required and made, it shall clearly indicate in the footnotes thereto that (x) such transfer is being made pursuant to the circumstances described in clauses (d) and (g), as applicable, and (y) each donee/distributee shall sign and deliver a lock-up agreement substantially in the form of the Lock-Up Agreement for the balance of the Lock-Up Period.
In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, Nasdaq or relevant exchange, in the over-the-counter market or otherwise.
Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our common stock. These transactions may occur on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.
The estimated offering expenses payable by the Company, excluding underwriting discounts and commissions, will be approximately $      . We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $20,000.
The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that (i) the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the underwriters has been given to the offer or resale; or (ii) where the shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time under the following exemptions from the UK Prospectus Regulation:
(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
(c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, as amended (“FSMA”), provided that no such offer of the shares shall require the

Issuer or the underwriters to publish a prospectus pursuant to Section 85 of FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the United Kingdom who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the United Kingdom to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(a) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b) where no consideration is or will be given for the transfer;
(c) where the transfer is by operation of law; or
(d) as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS
Certain legal matters in connection with the issuance of the shares of our common stock issued under this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. The underwriters are being represented in connection with this offering by Latham & Watkins, LLP, Houston, Texas.
EXPERTS
The consolidated financial statements of Enviva Partners, LP appearing in Enviva Partners, LP’s Annual Report on Form 10-K for the years ended December 31, 2020 and 2019, and the effectiveness of Enviva Partners, LP’s internal control over financial reporting as of December 31, 2020 (excluding the internal control over financial reporting of Georgia Biomass Holding LLC and Enviva Pellets Greenwood Holdings II, LLC), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Enviva Partners, LP’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Georgia Biomass Holding LLC and Enviva Pellets Greenwood Holdings II, LLC from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated by reference herein. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young, LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
The consolidated statements of income, comprehensive income, changes in partners’ capital, and cash flows of Enviva Partners, LP for the year ended December 31, 2018, and the related notes (collectively, the consolidated financial statements) have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Enviva Pellets Lucedale, LLC, Enviva Port of Pascagoula, LLC, and Enviva Development Finance Company, LLC as of December 31, 2020 and 2019, and for each of the years then ended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Enviva Holdings, LP as of December 31, 2020 and 2019, and for each of the years then ended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov. We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Items 2.02 or 7.01 on any Current Report on Form 8-K or corresponding information furnished under Item 9.01 or included as an exhibit), after the date of this prospectus supplement and until the termination of this offering:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 25, 2021;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, as filed with the SEC on April 29, 2021, July 29, 2021 and November 4, 2021, respectively;

•
our Current Reports on Form 8-K filed on January 29, 2021, February 11, 2021, February 24, 2021, March 1, 2021, March 15, 2021, March 19, 2021, April 13, 2021, April 20, 2021, April 29, 2021, May 10, 2021, June 8, 2021, July 1, 2021, July 29, 2021, August 2, 2021, September 3, 2021, October 15, 2021, October 18, 2021, November 4, 2021, November 5, 2021, December 17, 2021, December 20, 2021, December 23, 2021 and January 3, 2022;

•
our Definitive Proxy Statement on Schedule 14A filed on November 22, 2021 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC); and

•
the description of our common stock contained in our Registration Statement on Form 8-A, as amended by Amendment No. 1 to our Registration Statement on Form 8-A filed with the SEC on January 3, 2022.

You may obtain any of the documents incorporated by reference into this prospectus from the SEC through the SEC’s website at the address provided above. You may obtain a copy of any document incorporated by reference into this prospectus (including exhibits to those documents specifically incorporated by reference into this prospectus), at no cost, by visiting our website at http://www.envivabiomass.com, or by writing or calling us at the following address:
Enviva Inc.
7272 Wisconsin Ave, Suite 1800
Bethesda, Maryland 20814
(301) 657-5560

PROSPECTUS
Enviva Inc.
Common Stock
Preferred Stock
and
29,701,188 Shares of Common Stock Offered by the Selling Stockholders
We may offer, from time to time, in one or more series, the following securities under this prospectus:
•
shares of our common stock; and

•
shares of preferred stock, par value $0.001 per share (our “preferred stock”).

In addition, the selling stockholders may from time to time, in one or more offerings, offer and sell up to 29,701,188 shares of our common stock. All 29,701,188 of these shares of our common stock have been previously issued and are currently outstanding. We will not receive any proceeds from the sale of the shares of common stock owned by the selling stockholders. For a more detailed discussion of the selling stockholders, please read “Selling Stockholders” on page 20.
We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities and the general manner in which we or the selling stockholders will offer the securities. The specific terms of any securities we or the selling stockholders offer may be included in a supplement to this prospectus. A prospectus supplement may also describe the specific manner in which we or the selling stockholders will offer the securities.
Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “EVA.”
You should carefully read this prospectus and any prospectus supplement before you invest. You should also read the documents we refer to in the “Where You Can Find More Information” section of this prospectus for information on us and our financial statements.
Investing in our securities involves risks. You should carefully consider each of the risk factors described under “Risk Factors” beginning on page 6 of this prospectus and in any applicable prospectus supplement and in the documents incorporated herein before you make an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 19, 2022.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. In addition, the selling stockholders may over time, in one or more offerings, offer and sell up to 29,701,188 shares of our common stock. The selling stockholders may sell their shares of our common stock through any means described below under the heading “Plan of Distribution.”
This prospectus provides you with a general description of Enviva Inc. and the securities that are registered hereunder that may be offered by us or the selling stockholders. Any prospectus supplement may also add to, update, or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
This prospectus does not cover the issuance of any shares of our common stock by us to the selling stockholders, and we will not receive any of the proceeds from any sale of shares of common stock by the selling stockholders. Except for underwriting discounts and selling commissions, if any, transfer taxes, if any, and the fees and expenses of their own counsel, if any, which are to be paid by the selling stockholders, we have agreed to pay the expenses incurred in connection with the registration of the shares of common stock owned by the selling stockholders covered by this prospectus.
A prospectus supplement may include additional risk factors or other special considerations applicable to those securities and may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information.” You are urged to read this prospectus and any accompanying prospectus supplements relating to the securities offered to you, together with the additional information described under the heading “Where You Can Find More Information,” carefully before investing in our securities.
ABOUT ENVIVA INC.
Enviva Inc. constructs and develops fully contracted wood pellet production plants where it aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets. Enviva sells a significant majority of its wood pellets through long-term, take-or-pay off-take contracts with creditworthy customers in the United Kingdom, the European Union, and Japan. Enviva owns and operates 10 plants with a combined production capacity of approximately 6.2 million metric tons per year in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi. In addition, Enviva exports wood pellets through its marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida.
On December 31, 2021, Enviva converted from a Delaware limited partnership to a Delaware corporation by filing the Certificate of Conversion and the Charter with the Secretary of State of the State of Delaware. At the effective time of the Conversion, the common units representing limited partner interests in Enviva Partners, LP were each exchanged for one share of common stock in Enviva Inc. Immediately following the Conversion, the previous holders of such common units owned 100% of Enviva Inc. common stock. As a result of an entity classification election filed in connection with the Conversion, Enviva Inc. became classified as a corporation for U.S. federal income tax purposes beginning on December 29, 2021.
For purposes of this prospectus, references to “Enviva Inc.,” “Enviva,” “the Company,” “we,” “us,” or “our” refer Enviva Partners, LP prior to the Conversion and the resulting corporation, Enviva Inc., from and after the Conversion.

For additional information about the Company, please read the documents listed under “Incorporation by Reference.”
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.
Our common stock is listed and traded on the NYSE under the symbol “EVA.”
We also make available free of charge on our website at www.envivabiomass.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website, other than the documents listed below, is not incorporated by reference into this prospectus.
INCORPORATION BY REFERENCE
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that (i) the information in this prospectus is current as of any date other than the date on the front page of this prospectus or (ii) any information we have incorporated by reference in this prospectus is current as of any date other than the date of the document incorporated by reference.
We incorporate by reference the documents listed below and any documents subsequently filed with the SEC by Enviva Inc. (including documents filed by Enviva Partners, LP prior to the Conversion) pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, (excluding any information furnished and not filed with the SEC pursuant to Item 2.02 or 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit) until all offerings under this shelf registration statement are completed, including all such documents we may file with the SEC after the date on which the registration statement that includes this prospectus was initially filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 25, 2021;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, as filed with the SEC on April 29, 2021, July 29, 2021, and November 4, 2021, respectively;

•
our Current Reports on Form 8-K filed on January 29, 2021, February 11, 2021, February 24, 2021, March 1, 2021, March 15, 2021, March 19, 2021, April 13, 2021, April 20, 2021, April 29, 2021, May 10, 2021, June 8, 2021, July 1, 2021, July 29, 2021, August 2, 2021, September 3, 2021, October 15, 2021, October 18, 2021, November 4, 2021, November 5, 2021, December 17, 2021, December 20, 2021, December 23, 2021, and January 3, 2022;

•
our Definitive Proxy Statement on Schedule 14A filed on November 22, 2021 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC); and

•
the description of our common stock contained in our Registration Statement on Form 8-A, as amended by Amendment No. 1 to our Registration Statement on Form 8-A filed with the SEC on January 3, 2022.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or telephone number:
Enviva Inc.
Attention: Investor Relations
7272 Wisconsin Ave, Suite 1800
Bethesda, MD 20814
(301) 657-5560

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this prospectus may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include those described under the “Risk Factors” section of this prospectus and those set forth in any documents incorporated by reference into this prospectus, and the following factors, among others:
•
the volume and quality of products that we are able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at our wood pellet production plants or deep water marine terminals;

•
the prices at which we are able to sell our products;

•
our ability to successfully negotiate, complete and integrate acquisitions, including the associated contracts, or to realize the anticipated benefits of such acquisitions;

•
failure of our customers, vendors, and shipping partners to pay or perform their contractual obligations to us;

•
our inability to successfully execute our project development, expansion, and construction activities on time and within budget;

•
the creditworthiness of our contract counterparties;

•
the amount of low-cost wood fiber that we are able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by our suppliers;

•
changes in the price and availability of natural gas, coal, or other sources of energy;

•
changes in prevailing economic and market conditions;

•
unanticipated ground, grade, or water conditions;

•
inclement or hazardous environmental conditions, including extreme precipitation, temperatures, and flooding;

•
fires, explosions, or other accidents;

•
changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry or power, heat or combined heat and power generators;

•
changes in domestic and foreign tax laws and regulations affecting the taxation of our business and investors;

•
changes in the regulatory treatment of biomass in core and emerging markets;

•
our inability to acquire or maintain necessary permits or rights for our production, transportation, or terminaling operations;

•
changes in the price and availability of transportation;

•
changes in the foreign currency exchange or interest rates, and the failure of our hedging arrangements to effectively reduce our exposure to the risks related thereto;

•
risks related to our indebtedness, including the levels and maturity date of such indebtedness;

•
our failure to maintain effective quality control systems at our wood pellet production plants and deep water marine terminals, which could lead to the rejection of our products by our customers;

•
changes in the quality specifications for our products that are required by our customers;

•
labor disputes, unionization, or similar collective actions;

•
our inability to hire, train, or retain qualified personnel to manage and operate our business and newly acquired assets;

•
the possibility of cyber and malware attacks;

•
our inability to borrow funds and access capital markets;

•
viral contagions or pandemic diseases, such as COVID-19;

•
the Company’s operating and financial performance and prospects and the trading price of our common stock;

•
the Company’s dividend policy and the level of any dividends declared by the Company;

•
quarterly variations in the rate of growth of the Company’s financial indicators, such as net income and revenues;

•
changes in estimates of the Company’s revenue or earnings or publication of research reports relating to the Company by analysts;

•
speculation by the press or investment community relating to the Company;

•
purchases or sales of our common stock by our Stockholders (as defined below);

•
changes in accounting standards, policies, guidance, interpretations, or principles; and

•
domestic and international economic, legal and regulatory factors related to the Company’s performance.

Please read the risks and other cautionary statements described in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 25, 2021, and our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on November 22, 2021, and the risk factors included herein. All forward-looking statements in this prospectus are expressly qualified in their entirety by the foregoing cautionary statements.
Readers are cautioned not to place undue reliance on forward-looking statements and we undertake no obligation to update or revise any such statements after the date they are made, whether as a result of new information, future events, or otherwise.

RISK FACTORS
Before you invest in our securities, you should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, our Current Report on Form 8-K filed on October 15, 2021, and our Definitive Proxy Statement filed on November 22, 2021, in evaluating an investment in our securities.
Our business could also be affected by additional risks not currently known to us or that we currently deem to be immaterial. If any of the risks discussed in the incorporated documents were actually to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to those securities in the prospectus supplement.
In connection with the Conversion, we became classified as a corporation for U.S. federal and applicable state, local, and non-U.S. tax purposes. As a result, the tax risks and considerations related to owning common units representing limited partnership interests in Enviva Partners, LP will no longer be relevant to purchasers of our common stock.
In connection with the Conversion, we became classified as a corporation for U.S. federal income tax purposes. As a result, the tax risks and considerations related to owning common units representing limited partnership interests in Enviva Partners, LP are no longer relevant to new investors. Certain of the tax consequences of owning our common stock are discussed herein under the section entitled “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” and in the applicable sections of our Definitive Proxy Statement filed on November 22, 2021. Prospective investors in our common stock should consult with their own tax advisors regarding the application of the U.S. federal income tax laws (including any potential future changes thereto) to their particular situations and the applicability and effect of any other tax laws, including U.S. federal estate and gift tax laws and any state, local, or non-U.S. tax laws and treaties.

USE OF PROCEEDS
Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include debt repayment, future acquisitions, capital expenditures, and additions to working capital.
Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.
We will not receive any of the proceeds from the sale of shares of common stock owned by the selling stockholders, which may be sold from time to time by the selling stockholders.

DESCRIPTION OF ENVIVA INC.’S CAPITAL STOCK
Authorized Capital Stock of the Company
The authorized capital stock of the Company will consist of 700,000,000 shares of capital stock consisting of 600,000,000 shares of common stock and 100,000,000 shares of preferred stock, par value $0.001 per share.
Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock of the Company (“Stockholders”) are entitled to one vote for each share held of record on all matters submitted to a vote of the Stockholders, have the right to vote for the election of directors and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, Stockholders are entitled to receive ratably such dividends (payable in cash, stock, or other property), if any, as may be declared from time to time by the board of directors of the Company (the “Board”) out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The Stockholders do not have preemptive or preferential rights to acquire or subscribe for any shares of common stock. In the event of any liquidation, dissolution, or winding-up of the Company’s affairs, Stockholders are entitled to share ratably in the Company’s assets that are remaining for distribution to its Stockholders and after liquidation payments to holders of outstanding shares of preferred stock, if any. As of January 14, 2022, there are 61,137,744 shares of common stock outstanding.
Preferred Stock
The Charter authorizes the Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.001 per share, covering up to an aggregate of 100,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, privileges, rights, qualifications, limitations, and restrictions determined by the Board, which may include, among others, dividend rights, liquidation preferences, voting rights, whether subject to retirement or sinking funds, conversion rights, preemptive rights, and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Provisions of Enviva Inc.’s Certificate of Incorporation and Bylaws
Among other things, the Charter, and the bylaws of the Company (the “Bylaws”):
•
provide advance notice procedures with regard to stockholder nominations of candidates for election as directors or other stockholder proposals to be brought before meetings of Stockholders, which may preclude Stockholders from bringing certain matters before the Stockholders at an annual or special meeting;

•
provide that notice of stockholder proposals must be timely given in writing to the Company’s secretary prior to the meeting at which the action is to be taken;

•
provide that, generally, to be timely, notice must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (unless the date of the annual meeting is more than 30 days before or after such anniversary date, in which case such notice must be delivered no earlier than the close of business on the 150th day prior to such annual meeting or later than the close of business on the later of the 120th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is fewer than 100 days prior to the date of such annual meeting, the 10th day after the first public disclosure of the date of such meeting by the Company);

•
provide the Board the ability to authorize issuance of preferred stock in one or more series, which makes it possible for the Board to issue, without Stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company and which may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company;
•
provide that the authorized number of directors may be changed only by resolution of the Board;

•
provide that, subject to the rights of holders of any series of preferred stock to elect directors or fill vacancies in respect of such directors as specified in the related preferred stock designation, all vacancies, including newly created directorships, be filled by the affirmative vote of holders of a majority of directors then in office, even if less than a quorum, or by the sole remaining director, and will not be filled by Stockholders;

•
provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, if any, any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of Stockholders and may not be effected by any consent in writing in lieu of a meeting of such Stockholders;

•
provide that, subject to the rights of the holders of shares of any series of preferred stock, if any, to remove directors elected by such series of preferred stock pursuant to the Charter (including any preferred stock designation thereunder), any director, or the entire Board, may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon;

•
provide that special meetings of Stockholders may only be called by the Chairman of the Board or the Board pursuant to a resolution adopted by a majority of the members of the Board;

•
provide that the provisions of the Charter can only be amended or repealed by (a) the Company in the manner then prescribed by the laws of the State of Delaware or (b) the Stockholders upon the affirmative vote of a majority of the outstanding stock entitled to vote thereon; and

•
provide that the Bylaws can be amended, altered, or repealed by (a) the Board or (b) the Stockholders upon the affirmative vote of at least a majority of the voting power of the shares of stock entitled to vote thereon.

Delaware Anti-Takeover Law
Section 203 of the DGCL provides that, subject to exceptions specified therein, a Delaware corporation may not engage in any “business combination,” including, among other things, certain mergers or consolidations with an “interested stockholder,” for a three-year period following the time that such stockholder becomes an interested stockholder, unless:
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prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

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on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:
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any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

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the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person that is an interested stockholder to effect various business combinations for a three-year period. Section 203 of the DGCL permits a Delaware corporation to elect not to be governed by the provisions of Section 203. The Company has not elected to opt out of being governed by such provisions.
Stockholders’ Agreement
The Company is party to a stockholders’ agreement (the “Stockholders Agreement”) with Riverstone Echo Continuation Holdings, L.P. and Riverstone Echo Rollover Holdings, L.P. (collectively, the “Riverstone Stockholders”). The Stockholders Agreement provides for the composition of the initial Board of the Company. In addition, for so long as the Riverstone Stockholders and their affiliates hold at least 30% of the common stock, the Company agreed that it would not, without the approval of the Riverstone Stockholders:
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amend the Company’s Charter or Bylaws;

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undertake any transaction involving a merger of the Company or that would otherwise constitute a change of control;

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commence any voluntary dissolution, reorganization, recapitalization, or liquidation of the Company;

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make a voluntary filing of a petition for bankruptcy or receivership by the Company, or fail to oppose any other person’s petition filed against the Company in any such proceeding;

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adopt any “poison pill” or shareholder rights plan;

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make any acquisition or disposition of assets or equity interests, in any transaction or series or related transactions, for aggregate consideration in excess of (A) 25% of the fair market value of the Company’s total assets or (B) 25% of the market capitalization of the Company, each as determined at the time of the approval of the agreement to enter into any such transaction or series of related transactions; or

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enter into any agreement to undertake or effect any of the foregoing actions.

The Stockholders Agreement will terminate upon the later of (a) such time as the Riverstone Stockholders and their affiliates hold less than 30% of the common stock and (b) the earlier of (1) the time at which the Company holds an annual meeting of its stockholders in 2022, if held, and (2) December 31, 2022.
Transfer Agent and Registrar
The transfer agent and registrar for the shares of common stock is American Stock Transfer & Trust Company, LLC.
Listing
The shares of common stock of the Company trade on the NYSE under the symbol “EVA.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below) that holds our common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the positions and conclusions described in the following summary, and there can be no assurance that the IRS or a court will agree with such statements, positions, and conclusions.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate, or gift tax laws, any U.S. state or local or non-U.S. tax laws or any tax treaties. This summary also does not address all U.S. federal income tax considerations that may be relevant to particular non-U.S. holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:
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banks, insurance companies, or other financial institutions;

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tax-exempt or governmental organizations;

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tax qualified retirement plans;

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“qualified foreign pension funds” as defined in Section 897(1)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

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dealers in securities or foreign currencies;

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persons whose functional currency is not the U.S. dollar;

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traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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persons deemed to sell our common stock under the constructive sale provisions of the Code;

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persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

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certain former citizens or long-term residents of the United States.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

“Non-U.S. Holder” Defined
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult with their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership, and disposition of our common stock by such partnership.
Distributions
Distributions of cash or other property on our common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “— Gain on Sale or Other Taxable Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.
Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.
Gain on Sale or Other Taxable Disposition of Common Stock
Subject to the discussion below under “— Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
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the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

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the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

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our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed the U.S. federal income tax returns with respect to such losses.
A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we become a USRPHC, as long as our common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. holders should consult with their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock, including regarding potentially applicable income tax treaties that may provide for different rules.
Backup Withholding and Information Reporting
Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).
Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under FATCA
Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends on our common stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of shares of our common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our common stock paid after January 1, 2019, would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the effects of FATCA on an investment in our common stock.
INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, AND TAX TREATIES.
Tax Considerations for Ownership of Preferred Stock
A description of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of any preferred stock will be set forth in any prospectus supplement relating to the offering of such preferred stock.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the acquisition and holding of shares of our common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts, and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S., or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account, or arrangement (each, a “Plan”).
This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings, or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in shares of our common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of shares of our common stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:
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whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

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whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

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whether the investment is permitted under the terms of the applicable documents governing the Plan;

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whether the acquisition or holding of the shares of our common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see the discussion under “— Prohibited Transaction Issues” below); and

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whether the Plan will be considered to hold, as plan assets, (i) only shares of our common stock or (ii) an undivided interest in our underlying assets (please see the discussion under “— Plan Asset Issues” below).

Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of shares of our common stock by an ERISA Plan with respect to which the issuer, the initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class, or individual prohibited transaction exemption.
Because of the foregoing, shares of our common stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Plan Asset Issues
Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.
The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:
(a)   the equity interests acquired by ERISA Plans are “publicly offered securities” (as defined in the DOL regulations) — i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable, and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;
(b)   the entity is an “operating company” (as defined in the DOL regulations) — i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or
(c)   there is no significant investment by “benefit plan investors” (as defined in the DOL regulations) — i.e., immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, individual retirement accounts and certain other Plans (but not including governmental plans, foreign plans, and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.
Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding shares of our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of shares of our common stock. Purchasers of shares of our common stock have the exclusive responsibility for ensuring that their acquisition and holding of shares of our common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code, or applicable Similar Laws. The sale of shares of our common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell securities described in this prospectus and any accompanying prospectus supplement:
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

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through agents; or

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through a combination of any of these methods of sale.

Each selling stockholder that is a limited partnership or limited liability company may distribute any or all of its shares of common stock covered by this prospectus to its limited partners or members in accordance with the terms of its partnership or limited liability company agreement. As a result, the term “selling stockholder,” as used in this prospectus, includes these limited partners or members, as well as any pledgees, donees, transferees, or other successors-in-interest that receive their shares of common stock from the selling stockholder as a gift, partnership, or member distribution or other non-sale related transfer after the date of this prospectus.
We may prepare a prospectus supplement for each offering to disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers, or agents.
Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or any selling stockholders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, each time the securities owned by the selling stockholders are sold pursuant to this prospectus, the selling stockholders are required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling stockholders and the terms of the securities being offered in the manner required by the Securities Act.
The securities covered by this prospectus may be sold in one or more transactions at a fixed price or prices, which may be changed, or at:
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market prices prevailing at the time of any sale under the registration statement of which this prospectus forms a part;

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prices related to market prices; or

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negotiated prices.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner, and size of each of its sales. The selling stockholders may make sales of the securities on the NYSE or otherwise at prices and under terms prevailing at the time of the sale, or at prices related to the then-current market price, at fixed prices, or in privately negotiated transactions.
If we or the selling stockholders use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms or by underwriters without a syndicate, and may also be offered through standby underwriting or purchase arrangements entered into by us or any selling stockholders. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
We or any selling stockholders may sell the securities through agents designated by us or any selling stockholders from time to time. We or any selling stockholders will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us or any selling stockholders to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling stockholders also may sell the securities directly, in which case no underwriters or agents would be involved.
Offers to purchase securities may be solicited directly by us or any selling stockholders, and the sale thereof may be made by us or any selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We or any selling stockholders may use electronic media, including the internet, to sell offered securities directly.
We or the selling stockholders may offer our securities into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
We or the selling stockholders may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.
Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates or any selling stockholders in the ordinary course of business.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

SELLING STOCKHOLDERS
This prospectus covers the offering for resale from time to time, in one or more offerings, of up to the aggregate number of securities registered hereby, comprised of 29,701,188 shares of our common stock owned by the selling stockholders named herein.
We are registering the securities covered by this prospectus on behalf of the selling stockholders and their pledgees, donees, transferees, or other successors-in-interest that receive their shares of common stock from the selling stockholder as a gift or another non-sale-related transfer after the date of this prospectus. See “Plan of Distribution” on page 17. Messrs. Keppler, Even, Meth, Schmidt, Jr., Smith, and Kravtsova, each selling stockholders, have certain relationships with the Company as disclosed in Item 10 — Directors, Executive Officers and Corporate Governance” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein.
The following table sets forth information about the maximum number of shares of common stock that may be offered from time to time by the selling stockholders. The selling stockholders identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby. In addition, the selling stockholders identified below may sell all or a portion of the shares of common stock registered hereby or sell, transfer, or otherwise dispose of some or all of their shares of common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, the estimates below assume that the selling stockholders dispose of all shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. The registration of these shares of common stock does not necessarily mean that the selling stockholders will sell all or any portion of the shares of common stock covered by this prospectus.
	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock Beneficially Owned After Offering
	Number of Shares	Percentage of Outstanding Shares(1)	Number of Shares Being Offered by the Prospectus	Number of Shares(2)	Percentage of Outstanding Shares
Selling Stockholders
Investment Funds affiliated with Riverstone Holdings LLC(3)	27,797,923	45.5%	27,797,923	—	—
John K. Keppler	506,207	*	506,207	—	—
Shai S. Even	303,725	*	303,725	—	—
Thomas Meth	334,097	*	334,097	—	—
William H. Schmidt, Jr.	303,725	*	303,725	—	—
E. Royal Smith	202,483	*	202,483	—	—
Yanina A. Kravtsova	80,995	*	80,995	—	—
Joseph N. Lane(4)	40,497	*	40,497	—	—
Norbert A. Hintz(5)	60,746	*	60,746	—	—
John-Paul D. Taylor(6)	50,621	*	50,621	—	—
Jennifer C. Jenkins(7)	20,169	*	20,169	—	—
Total	29,701,188	48.6%	29,701,188	—	—

*
Percentage of shares beneficially owned does not exceed 1%.

(1)
Based upon an aggregate of 61,137,744 shares of common stock outstanding as of January 14, 2022.

(2)
Assumes that the selling stockholder disposes of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the selling stockholder will sell all or any portion of the shares of common stock covered by this prospectus.
(3)
Includes 13,424,466 shares held of record by Riverstone Echo Continuation Holdings, L.P. (“Echo Continuation Holdings”), 2,504,508 shares held of record by Riverstone Echo Rollover Holdings, L.P. (“Echo Rollover Holdings”) and 11,868,949 shares held of record by Riverstone Echo PF Holdings, L.P. (“PF Holdings”). David M. Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Management Group, L.L.C. (“Riverstone Management”), and have or share voting and investment discretion with respect to the securities beneficially owned by Riverstone Management, which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P., which is the sole member of Riverstone Holdings LLC, which is the sole member of Riverstone Echo GP, LLC, which is the general partner of Riverstone Echo Partners, L.P., which is the sole member of each of Riverstone ECF GP, LLC (“ECF GP”) and Riverstone Echo Rollover GP, LLC (“Echo Rollover GP”). ECF GP is the general partner of each of Echo Continuation Holdings and PF Holdings. Echo Rollover GP is the general partner of Echo Rollover Holdings.

(4)
Mr. Lane is the former Executive Vice President of Human Capital of the Company.

(5)
Mr. Hintz currently serves as Senior Vice President and Chief Engineer of the Company.

(6)
Mr. Taylor currently serves as Senior Vice President, Optimization and Origination of the Company.

(7)
Ms. Jenkins is the former Vice President and Chief Sustainability Officer of the Company.

LEGAL MATTERS
Certain legal matters in connection with the securities offered in this prospectus will be passed upon for us and the selling stockholders by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The consolidated financial statements of Enviva Partners, LP appearing in Enviva Partners, LP’s Annual Report on Form 10-K for the years ended December, 31 2020 and 2019, and the effectiveness of Enviva Partners, LP’s internal control over financial reporting as of December 31, 2020 (excluding the internal control over financial reporting of Georgia Biomass Holding LLC and Enviva Pellets Greenwood Holdings II, LLC), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Enviva Partners, LP’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Georgia Biomass Holding LLC and Enviva Pellets Greenwood Holdings II, LLC from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated by reference herein. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young, LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
The consolidated statements of income, comprehensive income, changes in partners’ capital, and cash flows of Enviva Partners, LP for the year ended December 31, 2018, and the related notes (collectively, the consolidated financial statements) have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Enviva Pellets Lucedale, LLC, Enviva Port of Pascagoula, LLC, and Enviva Development Finance Company, LLC as of December 31, 2020 and 2019, and for each of the years then ended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Enviva Holdings, LP as of December 31, 2020 and 2019, and for each of the years then ended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

4,300,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT